Exhibit 99.1

Contact:	Scott Humphrey
Interim Chief Financial Officer
(205) 942-4292

HIBBETT REPORTS THIRD QUARTER RESULTS

•	Comparable Sales Increase 10.7% in Third Quarter
•	Fourth Consecutive Quarter of Comparable Sales Growth
•	Raises Previous Guidance Based on Strong Year-to-Date Results

BIRMINGHAM, Ala. (November 22, 2019) – Hibbett Sports, Inc. (NASDAQ/GS: HIBB), an athletic‑inspired fashion retailer, today provided financial results for its third quarter ended November 2, 2019, and business updates.

Jeff Rosenthal, President and Chief Executive Officer, stated, “Our 10.7% increase in comparable sales in the third quarter represents our strongest quarterly increase since first quarter Fiscal 2013 and our fourth consecutive quarter with positive comparable sales.  The business continues to perform very well as evidenced by the positive comparable performance in both our brick and mortar locations and our e‑commerce business.  This sales growth has been made possible by our team’s execution of our strategic focus to lead with sneakers and connect toe-to-head concepts within our apparel and team sports businesses. Our e-commerce business continues to outperform expectations, as the business is now delivering over 10% of our total sales.  During the third quarter, we integrated the City Gear website into our existing Hibbett platform with great success.  City Gear has now been part of Hibbett for one year, and the acquisition will continue to enhance results through synergies as we complete the integration over the next three months.  We are very enthusiastic about our business going forward and are pleased to increase our annual sales and earnings guidance.”

Third Quarter Results

Net sales for the 13-week period ended November 2, 2019, increased 27.0% to $275.5 million, including $43.7 million for City Gear, compared with $216.9 million for the 13-week period ended November 3, 2018.  Comparable store sales increased 10.7% and will not include sales from City Gear until the fourth quarter of Fiscal 2020.  E-commerce sales represented 10.5% of total sales for the third quarter.  The increase in net sales was primarily attributable to the addition of City Gear.  Footwear sales continued to drive the business along with positive sales in activewear and accessories connecting to footwear products.

Gross margin was 32.7% of net sales for the 13-week period ended November 2, 2019, compared with 32.5% for the 13-week period ended November 3, 2018.  The 20 basis point increase was principally due to lower occupancy costs as a percent of sales.

Store operating, selling and administrative (SG&A) expenses were 29.1% of net sales for the 13-week period ended November 2, 2019, compared with 28.7% of net sales for the 13-week period ended November 3, 2018.  While SG&A expenses as a percent of sales increased approximately 35 bps, the current year expense included City Gear acquisition costs of $5.0 million.  The acquisition costs included a charge of $4.1 million for an increase in the estimated valuation of two contingent payments based on an update to City Gear’s projected achievement of defined EBITDA thresholds.  On a non-GAAP basis, comparable SG&A expenses improved 80 basis points to 27.2% of net sales for the 13-week period ended November 2, 2019 from 28.0% of net sales for the 13-week period ended November 3, 2018.

-MORE-

Net income for the 13-week period ended November 2, 2019, was $2.3 million, or $0.13 per diluted share, compared with net income of $1.5 million, or $0.08 per share, for the 13-week period ended November 3, 2018.  Excluding non-recurring costs, non-GAAP net income for the 13-week period ended November 2, 2019, was $5.8 million, or $0.32 per share, compared with non-GAAP net income for the 13-week period ended November 3, 2018 of $2.6 million, or $0.14 per diluted share.  The Company has not included the $0.04 reduction in EPS for one-time executive compensation costs related to the CEO’s transition in its non-GAAP add backs to net income.

For the quarter, the Company opened four stores, rebranded four Hibbett stores to City Gear stores and closed 19 underperforming stores, bringing the store base to 1,097 in 35 states as of November 2, 2019.  Store closures included Hibbett stores closed for rebranding.  In addition, one high-performing store was expanded.

Strategic Realignment – Accelerated Store Closure Plan

As the retail environment continues to evolve, the Company is focused on improving the productivity of the store base while continuing to grow its omni-channel business to serve customers where and when they want to shop.  As previously reported, the Company is proceeding with the closing of approximately 95 Hibbett stores in Fiscal 2020, which is expected to result in non-recurring impairment and store closure charges in the range of $0.08 to $0.12 per diluted share in Fiscal 2020.

Fiscal Year to Date Results

Net sales for the 39-week period ended November 2, 2019, increased 24.0% to $871.2 million compared with $702.7 million for the 39-week period ended November 3, 2018.  Comparable store sales increased 5.4%.

Gross margin was 32.7% of net sales for the 39-week period ended November 2, 2019, compared with 33.2% for the 39-week period ended November 3, 2018.  Excluding non-recurring expenses primarily related to the $1.0 million amortization of an inventory step-up value, non-GAAP gross margin was 32.7% for the 39-week period ended November 2, 2019.

Store operating, selling and administrative expenses were 26.9% of net sales for the 39-week period ended November 2, 2019, compared with 26.5% of net sales for the 39-week period ended November 3, 2018.  SG&A expenses included $13.3 million in City Gear acquisition costs and $1.5 million related to the Company’s accelerated store closure plan.  Excluding these costs, store operating, selling and administrative expenses were 25.2% of net sales for the 39-week period ended November 2, 2019 compared with 26.3% for the 39-week period ended November 3, 2018.  The Company has not reflected a reduction in expense for the one-time executive compensation costs related to the CEO’s transition in our non-GAAP add backs to SG&A.

Net income for the 39-week period ended November 2, 2019, was $21.3 million, or $1.18 per diluted share, compared with $21.8 million, or $1.15 per diluted share, for the 39-week period ended November 3, 2018.  Excluding non-recurring costs, non-GAAP net income for the 39-week period ended November 2, 2019, was $32.9 million, or $1.82 per diluted share, compared with non-GAAP net income of $22.9 million, or $1.21 per diluted share for the 39-week period ended November 3, 2018.  The Company has not included the $0.13 reduction in EPS for one-time executive compensation costs related to the CEO’s transition in its non-GAAP add backs to net income.

-MORE-

Balance Sheet and Stock Repurchases

Hibbett ended the third quarter of Fiscal 2020 with $77.4 million of available cash and cash equivalents on the consolidated balance sheet.  As of November 2, 2019, Hibbett had $8.0 million in debt outstanding and $92.0 million available under its credit facilities.

During the third quarter, the Company repurchased 371,976 shares of common stock for a total expenditure of $7.0 million.  Approximately $167.2 million remained authorized for future stock repurchases through January 29, 2022.

Fiscal 2020 Outlook

The Company updated its full-year guidance for Fiscal 2020:

	Updated	Previous
Comparable store sales	4.0%-6.0%	1.0% - 2.0%
Net store closings	(80) - (85)	(80) - (85)
Earnings per diluted share	$1.55 - $1.65	$1.35 - $1.50
Expected impact of non-recurring items (non-GAAP)	($0.75) - ($0.85)	($0.75) - ($0.80)
Earnings per diluted share excluding non-recurring items (non-GAAP)	$2.30 - $2.50	$2.15 - $2.25
Gross margin	flat - 20bps	(30)bps - (40)bps
Gross margin excluding non-recurring items (non-GAAP)	(10)bps - 10bps	(40)bps - (50)bps
SG&A expense rate change	60bps - 80bps	50bps - 70bps
SG&A expense rate change excluding non-recurring items (non-GAAP)	(60)bps - (80)bps	(40)bps - (60)bps
Depreciation	(10)bps - (20)bps	(10)bps - (20)bps
Tax rate	25.5%	25.5%
Capital expenditures	$15M - $18M	$18M - $20M
Share repurchase	$25M - $30M	$25M - $30M

Investor Conference Call and Simulcast

Hibbett Sports, Inc. will conduct a conference call at 10:00 a.m. ET on Friday, November 22, 2019, to discuss third quarter Fiscal 2020 results.  The number to call for the live interactive teleconference is (212) 231-2909.  A replay of the conference call will be available until November 29, 2019, by dialing (402) 977-9140 and entering the passcode, 21931576.

The Company will also provide an online Web simulcast and rebroadcast of its third quarter Fiscal 2020 conference call.  The live broadcast of Hibbett’s quarterly conference call will be available online at www.hibbett.com under Investor Relations on November 22, 2019, beginning at 10:00 a.m. ET.  The online replay will follow shortly after the call and be available for replay for 30 days.

Hibbett, headquartered in Birmingham, Alabama, is a leading athletic-inspired fashion retailer with approximately 1,100 stores under the Hibbett Sports and City Gear banners, primarily located in small and mid-sized communities.  Founded in 1945, Hibbett has a rich history of convenient locations, personalized customer service and access to coveted footwear, apparel and equipment from top brands like Nike, Jordan, Adidas, and Under Armour.  Consumers can browse styles, find new releases, shop looks and make purchases online or in their nearest store by visiting www.hibbett.com or www.citygear.com. Follow us @hibbettsports and @citygear.

-MORE-

About Non-GAAP Financial Measures

This press release includes certain non-GAAP financial measures, including adjusted net income (loss), earnings (loss) per share, gross margin and SG&A expenses as a percentage of net sales.  Management believes that non-GAAP net income (loss), earnings (loss) per share, gross margin and SG&A expenses as a percentage of net sales, which exclude the effects of non-recurring expenses related to the acquisition of City Gear and our strategic realignment plan, are useful measures for providing more accurate comparisons of our current financial results to historical operations, forward looking guidance and the financial results of peer companies.  The non-recurring costs related to the acquisition of City Gear include amortization of inventory step-up value, contingent earnout valuation updates and professional service fees and expenses consisting primarily of investment banking, legal and accounting fees and expenses.  In future periods, such acquisition-related costs may include one or more of the following categories of expenses: (i) transition and integration costs, (ii) professional service fees and expenses and (iii) contingent earnout valuation updates.  Future non-recurring costs related to the strategic realignment plan may include: (i) lease and equipment impairment costs, (ii) third party liquidation fees, (iii) store exit costs, and (iv) residual net lease costs.

While our management uses these non-GAAP financial measures as a tool to enhance their ability to assess certain aspects of our financial performance, our management does not consider these measures to be a substitute for, or superior to, the information provided by GAAP financial statements.  Consistent with this approach, we believe that disclosing non-GAAP financial measures to the readers of our financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP financial statements, allows for greater transparency in the review of our financial and operational performance.  It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

For a reconciliation of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP, please see the sections titled “GAAP to Non-GAAP Reconciliation” that accompany this press release.

A WARNING ABOUT FORWARD LOOKING STATEMENTS:  Certain matters discussed in this press release are “forward looking statements” as that term is used in the Private Securities Litigation Reform Act of 1995.  Forward looking statements address future events, developments or results and typically use words such as “believe,” “anticipate,” “expect,” “intend,” “plan,” “forecast,” “guidance,” “outlook,” “estimate,” “continue,” “will,” “may,” “could,” “possible,” “potential” or other similar words, phrases or expressions.  Such statements are subject to risks and uncertainties that could cause actual results to differ materially, including economic conditions, industry trends, merchandise trends, vendor relationships, customer demand, and competition.  For a discussion of these factors, as well as others which could affect our business, you should carefully review our Annual Report and other reports filed from time to time with the Securities and Exchange Commission, including the “Risk Factors,” “Business” and “MD&A” sections in our Annual Report on Form 10-K filed on April 18, 2019, and in our Quarterly Reports on Form 10-Q filed on July 19, 2019 and September 11, 2019. In light of these risks and uncertainties, the future events, developments or results described by our forward-looking statements in this document could be materially and adversely different from those we discuss or imply.  We are not obligated to release publicly any revisions to any forward-looking statements contained in this press release to reflect events or circumstances occurring after the date of this report and you should not expect us to do so.

-MORE-

HIBBETT SPORTS, INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Operations
(Dollars in thousands, except per share amounts)

	13-Week Period Ended				39-Week Period Ended
	November 2, 2019		November 3, 2018		November 2, 2019		November 3, 2018
		% of Sales		% of Sales		% of Sales		% of Sales
Net sales	$275,475		$216,888		$871,210		$702,718
Cost of goods sold	185,307	67.3%	146,376	67.5%	586,502	67.3%	469,082	66.8%
Gross margin	90,168	32.7	70,512	32.5	284,708	32.7	233,636	33.2
Store operating, selling and administrative expenses	80,147	29.1	62,342	28.7	234,085	26.9	186,211	26.5
Depreciation and amortization	7,397	2.7	6,328	2.9	22,299	2.6	18,847	2.7
Operating income	2,624	1.0	1,842	0.8	28,324	3.3	28,578	4.1
Interest expense, net	(151)	(0.1)	(277)	-0.1	(179)	0.0	(387)	-0.1
Income before provision for income taxes	2,775	1.0	2,119	1.0	28,503	3.3	28,965	4.1
Provision for income taxes	510	0.2	620	0.3	7,159	0.8	7,179	1.0
Net income	$2,265	0.8%	$1,499	0.7%	$21,344	2.4%	$21,786	3.1%

Basic earnings per share	$0.13		$0.08		$1.19		$1.16
Diluted earnings per share	$0.13		$0.08		$1.18		$1.15

Weighted average shares outstanding:
Basic	17,568		18,495		17,927		18,763
Diluted	17,815		18,675		18,085		18,944

-MORE-

HIBBETT SPORTS, INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Balance Sheets
(In thousands)

	November 2, 2019	February 2, 2019
Assets
Cash and cash equivalents	$77,372	$61,756
Inventories, net	288,876	280,287
Other current assets	15,541	25,813
Total current assets	381,789	367,856
Property and equipment, net	101,598	115,394
Operating right-of-use assets	217,622	--
Finance right-of-use assets, net	1,467	--
Goodwill	19,661	23,133
Tradename intangible	32,400	32,400
Other noncurrent assets	11,344	7,282
Total assets	$765,881	$546,065

Liabilities and Stockholders' Investment
Accounts payable	$132,386	$107,315
Operating lease liabilities	57,564	--
Credit facilities	8,000	35,000
Finance/capital lease obligations	838	1,017
Accrued expenses	35,891	29,941
Total current liabilities	234,679	173,273
Long-term operating lease liabilities	182,782	--
Long-term finance/capital lease	967	1,994
Other noncurrent liabilities	11,294	34,749
Stockholders' investment	336,159	336,049
Total liabilities and stockholders' investment	$765,881	$546,065

-MORE-

HIBBETT SPORTS, INC. AND SUBSIDIARIES
Supplemental Information
(Unaudited)

	13-Week Period Ended		39-Week Period Ended
	November 2, 2019	November 3, 2018	November 2, 2019	November 3, 2018
Sales Information
Net sales increase (decrease)	27.0%	-8.8%	24.0%	0.2%
Comparable sales increase	10.7%	0.1%	5.4%	1.4%

Store Count Information
Beginning of period	1,108	1,059	1,163	1,079
New stores opened	8	7	17	20
Stores closed	(19)	(24)	(83)	(57)
End of period	1,097	1,042	1,097	1,042

Stores expanded or relocated	3	1	9	9
Estimated square footage at end of period (in thousands)	6,181	5,957

Balance Sheet Information
Average inventory per store	$263,333	$246,501

Share Repurchase Information
Shares purchased under our Program	371,976	395,450	1,031,940	753,286
Cost (in thousands)	$7,045	$7,625	$20,789	$16,058
Settlement of net share equity awards	--	--	29,432	18,765
Cost (in thousands)	$--	$--	$555	$416

-MORE-

HIBBETT SPORTS, INC. AND SUBSIDIARIES
GAAP to Non-GAAP Reconciliation
(Dollars in thousands, except per share amounts)
(Unaudited)

	13-Week Period Ended November 2, 2019
		Non-Recurring Amounts:
	GAAP Basis (As Reported)	Acquisition(1)	Strategic Realignment(2)	Non-GAAP Basis November 2, 2019
					% of Sales
Net sales	$275,475	$--	$--	$275,475
Cost of goods sold	185,307	--	(828)	186,135	67.6%
Gross margin	90,168	--	(828)	89,340	32.4
Store operating, selling and administrative expenses	80,147	4,965	155	75,027	27.2
Depreciation and amortization	7,397	--	--	7,397	2.7
Operating income	2,624	4,965	(673)	6,916	2.5
Interest expense, net	(151)	--	--	(151)	-0.1
Income before provision for income taxes	2,775	4,965	(673)	7,067	2.6
Provision for income taxes	510	912	(124)	1,298	0.5
Net income	$2,265	$4,053	$(549)	$5,769	2.1%

Basic earnings per share	$0.13	$0.23	$(0.03)	$0.33
Diluted earnings per share	$0.13	$0.23	$(0.03)	$0.32

Weighted average shares outstanding:
Basic	17,568	17,568	17,568	17,568
Diluted	17,815	17,815	17,815	17,815

1) Non-recurring acquisition amounts during the 13-week period ended November 2, 2019, related to the acquisition of City Gear, LLC consist primarily of contingent earnout valuation update and legal, accounting and professional fees.

2) Non-recurring strategic realignment amounts during the 13-week period ended November 2, 2019, related to our accelerated store closure plan consist primarily of gain on operating leases net of accelerated amortization on ROU assets in COGS and professional fees, impairment costs and loss on fixed assets in SG&A.

	13-Week Period Ended November 3, 2018
		Non-Recurring Amounts:
	GAAP Basis (As Reported)	Acquisition(1)	Non-GAAP Basis November 3, 2018
				% of Sales
Net sales	$216,888	$--	$216,888
Cost of goods sold	146,376	--	146,376	67.5%
Gross margin	70,512	--	70,512	32.5
Store operating, selling and administrative expenses	62,342	1,528	60,814	28.0
Depreciation and amortization	6,328	--	6,328	2.9
Operating income	1,842	1,528	3,370	1.6
Interest expense, net	(277)	--	(277)	-0.1
Income before provision for income taxes	2,119	1,528	3,647	1.7
Provision for income taxes	620	447	1,067	0.5
Net income	$1,499	$1,081	$2,580	1.2%

Basic earnings per share	$0.08	$0.06	$0.14
Diluted earnings per share	$0.08	$0.06	$0.14

Weighted average shares outstanding:
Basic	18,495	18,495	18,495
Diluted	18,675	18,675	18,675

1) Non-recurring acquisition amounts during the 13-week period ended November 3, 2018, related to the acquisition of City Gear, LLC consists primarily of legal, accounting and professional fees.

-MORE-

HIBBETT SPORTS, INC. AND SUBSIDIARIES
GAAP to Non-GAAP Reconciliation
(Dollars in thousands, except per share amounts)
(Unaudited)

	39-Week Period Ended November 2, 2019
		Non-Recurring Amounts:
	GAAP Basis (As Reported)	Acquisition(1)	Strategic Realignment(2)	Non-GAAP Basis November 2, 2019
					% of Sales
Net sales	$871,210	$--	$--	$871,210
Cost of goods sold	586,502	956	(356)	585,902	67.3%
Gross margin	284,708	956	(356)	285,308	32.7
Store operating, selling and administrative expenses	234,085	13,252	1,529	219,304	25.2
Depreciation and amortization	22,299	-	-	22,299	2.6
Operating income	28,324	14,208	1,173	43,705	5.0
Interest expense, net	(179)	--	--	(179)	0.0
Income before provision for income taxes	28,503	14,208	1,173	43,884	5.0
Provision for income taxes	7,159	3,569	295	11,023	1.3
Net income	$21,344	$10,639	$878	$32,861	3.8%

Basic earnings per share	$1.19	$0.59	$0.05	$1.83
Diluted earnings per share	$1.18	$0.59	$0.05	$1.82

Weighted average shares outstanding:
Basic	17,927	17,927	17,927	17,927
Diluted	18,085	18,085	18,085	18,085

1) Non-recurring acquisition amounts during the 39-week period ended November 2, 2019, related to the acquisition of City Gear, LLC consist primarily of the amortization of inventory fair-market value step-up in COGS and contingent earnout valuation update, legal, accounting and professional fees in SG&A.

2) Non-recurring strategic realignment amounts during the 39-week period ended November 2, 2019, related to our accelerated store closure plan consist primarily of gain on operating leases net of accelerated amortization on ROU assets in COGS and professional fees, impairment costs and loss on fixed assets in SG&A.

	39-Week Period Ended November 3, 2018
		Non-Recurring Amounts:
	GAAP Basis (As Reported)	Acquisition(1)	Non-GAAP Basis November 3, 2018
				% of Sales
Net sales	$702,718	$-	$702,718
Cost of goods sold	469,082	-	469,082	66.8%
Gross margin	233,636	-	233,636	33.2
Store operating, selling and administrative expenses	186,211	1,528	184,683	26.3
Depreciation and amortization	18,847	-	18,847	2.7
Operating income	28,578	1,528	30,106	4.3
Interest expense, net	(387)	-	(387)	-0.1
Income before provision for income taxes	28,965	1,528	30,493	4.3
Provision for income taxes	7,179	379	7,558	1.1
Net income	$21,786	$1,149	$22,935	3.3%

Basic earnings per share	$1.16	$0.06	$1.22
Diluted earnings per share	$1.15	$0.06	$1.21

Weighted average shares outstanding:
Basic	18,763	18,763	18,763
Diluted	18,944	18,944	18,944

1) Non-recurring acquisition amounts during the 39-week period ended November 3, 2018, related to the acquisition of City Gear, LLC consist primarily of legal, accounting and professional fees.

-END-